UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

December 20, 2006
Date of Report (Date of earliest event reported)

DIGITAS INC.

(Exact name of registrant as specified in its charter)

Delaware	000 29723	04-3494311
(State of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

33 Arch Street
Boston, Massachusetts 02110
(Address of principal executive offices) (Zip Code)

(617) 369-8000
(Registrant’s telephone number)

(not applicable)
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01    Entry into a Material Definitive Agreement.

On December 20, 2006, Digitas Inc., a Delaware corporation (‘‘Digitas’’), entered into an Agreement and Plan of Merger (the ‘‘Merger Agreement’’) with Publicis Groupe S.A., a société anonyme organized under the laws of the Republic of France (the ‘‘Publicis’’), and Pacific Acquisition Corp., a Delaware corporation and an indirect wholly owned subsidiary of Publicis (‘‘Purchaser’’), pursuant to which, among other things, Publicis will commence a tender offer for all the outstanding shares of common stock of Digitas, subject to the terms and conditions of the Merger Agreement.

Merger Agreement

Pursuant to the Merger Agreement, and upon the terms and subject to the conditions thereof, Purchaser will commence a tender offer (the ‘‘Offer’’) to acquire all the outstanding shares of Digitas common stock, par value $0.01 per share, including the associated preferred stock purchase rights (‘‘Digitas Common Stock’’), at a price of $13.50 per share, net to the selling stockholders in cash, without interest thereon and less any required withholding taxes. The Offer will be commenced promptly following the execution of the Merger Agreement, and unless extended, will remain open for at least 20 business days. Pursuant to the Merger Agreement, after the consummation of the Offer, and subject to the satisfaction or waiver of certain conditions set forth in the Merger Agreement, Purchaser will merge with and into Digitas (the ‘‘Merger’’) and Digitas will become an indirect wholly-owned subsidiary of Publicis (the ‘‘Surviving Corporation’’). At the effective time of the Merger, each issued and outstanding share of Digitas Common Stock (‘‘Shares’’) (other than Shares owned by Digitas, Publicis or the Purchaser, unvested restricted Shares (which have been issued as incentive compensation and which will become restricted ordinary shares of Publicis pursuant to a formula), Shares owned by stockholders who have perfected their statutory rights of appraisal under Section 262 of the Delaware General Corporation Law and Shares owned by any wholly owned subsidiary of Digitas or Publicis (other than Purchaser) which shall remain outstanding except that the number of such shares will be adjusted in the Merger to maintain relative ownership percentages), will be automatically converted into the right to receive an amount in cash, without interest thereon and less any required withholding taxes, equal to $13.50 per Share.

The Merger Agreement includes customary representations, warranties and covenants of Digitas, Publicis and Purchaser. Digitas has agreed to operate its business in the ordinary course until the Offer is consummated. Digitas has also agreed not to solicit or initiate discussions with third parties regarding other proposals to acquire Digitas and to certain other restrictions on its ability to respond to such proposals. The Merger Agreement also includes customary termination provisions for both Digitas and the Publicis and provides that, in connection with the termination of the Merger Agreement under specified circumstances, Digitas may be required to pay to Publicis a termination fee of $38,850,000 plus certain fees and expenses of Publicis incurred in connection with the Merger Agreement up to a maximum aggregate cap of $4,600,000.

Consummation of the Offer is subject to various conditions, including the tender of at least a majority of the fully diluted shares common stock of Digitas (assuming exercise or conversion of all derivative securities regardless of exercise or conversion price, the vesting schedule or the other terms or conditions thereof) in the Offer, the expiration or termination of applicable waiting periods under the United States Hart-Scott-Rodino Antitrust Improvements Act and any material applicable foreign statutes or regulations, including the German Act against Restraints of Competition, the continued employment of David Kenny and his employment agreement and related letter agreement dated December 20, 2006 remaining in full force and effect, and other customary closing conditions.

The foregoing summary of the Merger Agreement and the transactions contemplated thereby does not purport to be complete and is subject to, and qualified in its entirety by, the full text of the Merger Agreement attached as Exhibit 2.1 hereto and incorporated herein by reference.

The Merger Agreement has been attached as an exhibit to provide investors and security holders with information regarding its terms. It is not intended to provide any other factual information about Digitas. The representations, warranties and covenants contained in the Merger Agreement were made only for the purposes of such agreement and as of specified dates, were solely for the benefit of the parties to such agreement, and may be subject to limitations agreed upon by the contracting parties. The representations and warranties may have been made for the purposes of allocating contractual risk between the parties to the agreement instead of establishing these matters as facts, and may be subject to standards of materiality applicable to the contracting parties that differ from those applicable to investors. Investors are not third-party beneficiaries under the Merger Agreement and should not rely on the representations, warranties and covenants or any descriptions thereof as characterizations of the actual state of facts or condition of Digitas or the Publicis or any of their respective subsidiaries or affiliates. In addition, the assertions embodied in the representations and warranties contained in the Merger Agreement are qualified by information in a confidential disclosure schedule that the parties have exchanged. Accordingly, investors should not rely on the representations and warranties as characterizations of the actual state of facts, since (i) they were made only as of the date of such agreement or a prior, specified date, (ii) in some cases they are subject to qualifications with respect to materiality, knowledge and/or other matters, and (iii) they may be modified in important part by the underlying disclosure schedule. Moreover, information concerning the subject matter of the representations and warranties may change after the date of the Merger Agreement, which subsequent information may or may not be fully reflected in Digitas’ public disclosures.

Safe Harbor for Forward-Looking Statements

Statements in this Current Report on Form 8-K may contain, in addition to historical information, certain forward-looking statements. All statements included in this Current Report on Form 8-K concerning activities, events or developments that Publicis and Digitas expects, believes or anticipates will or may occur in the future are forward-looking statements. Actual results could differ materially from the results discussed in the forward-looking statements. Forward-looking statements are based on current expectations and projections about future events and involve known and unknown risks, uncertainties and other factors that may cause actual results and performance to be materially different from any future results or performance expressed or implied by forward-looking statements, including the risk that the tender offer will not close because of a failure to satisfy one or more of the closing conditions and that Digitas Inc. business will have been adversely impacted during the pendency of the tender offer. Additional information on these and other risks, uncertainties and factors is included in Digitas Inc.’ Annual Report on Form 10-K, Quarterly Reports on Form 10-Q, Current Reports on Form 8-K and other documents filed with the Securities and Exchange Commission.

Item 3.03    Material Modification to Rights of Security Holders

In connection with the Merger Agreement, Digitas and American Stock Transfer & Trust Company, as Rights Agent (the ‘‘Rights Agent’’), entered into Amendment No. 1 (the ‘‘Amendment’’) to the Rights Agreement, dated as of December 20, 2006 (the ‘‘Rights Agreement’’). The Amendment provides that: (i) Publicis, Purchaser and their affiliates and associates, either individually, collectively or in any combination, will not be deemed to be an ‘‘Acquiring Person’’ (as defined in the Rights Agreement), solely by virtue or as a result of the approval, execution, delivery, adoption or performance of the Merger Agreement or the commencement or consummation of the Offer or the Merger or any other transactions contemplated thereby, (such actions described in this sentence, the ‘‘Permitted Events’’) and (ii) no ‘‘Stock Acquisition Date’’ or ‘‘Distribution Date’’ (as such terms are defined in the Amendment), will be deemed to have occurred solely by virtue or as a result of the public announcement of any Permitted Event.

The Amendment also provides that the Preferred Stock Purchase Rights (the ‘‘Rights’’), will become exercisable both after the Distribution Date and prior to (i) the time immediately prior to the acceptance for payment and payment for any shares of Common Stock tendered pursuant to the Offer (‘‘Acceptance Time’’), but only if the Acceptance Time shall occur, (ii) January 26, 2015, (iii) the time at which the Rights are redeemed as provided in Section 23 of the Rights Agreement, or (iv) the time at which such Rights are exchanged as provided in Section 24 of the Rights Agreement. Pursuant to the Amendment, Digitas will provide the Rights Agent with notice of the Acceptance Time; provided, however, that failure to notify the Rights Agent of the Acceptance Time will not in any way effect the time at which the Rights will cease to be exercisable. Additionally, the Amendment provides that immediately prior to the Acceptance Time, but only if the Acceptance Time occurs, the Rights Agreement will terminate without further force or effect and none of the parties to the Rights Agreement nor the holders of the Rights will be entitled to any benefits, rights or other interests under the Rights Agreement, including, without limitation, the right to purchase or otherwise acquire preferred stock or any other securities of Digitas or of any other person; except that Sections 18 and 20 of the Rights Agreement will survive such termination.

The foregoing description of the Amendment to the Rights Agreement is qualified in its entirety by reference to such Amendment, which was filed as Exhibit 10.1 to the Form 8-A/A filed by Digitas with the SEC on December 20, 2006, and which is incorporated herein by reference.

Item 5.02.    Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Employment Agreements

In connection with execution of the Merger Agreement, Mr. Kenny, Ms. Lang, and Mr. Reidy have each entered into an agreement whereby they will be entitled to receive the amount they otherwise would have received pursuant to their employment agreements if they had been terminated upon a ‘‘change of control’’ in the form of a retention bonus. Mr. Kenny will receive a retention bonus of $1,942,188 in three equal installments on each of the first three anniversaries of the Acceptance Date so long as he remains employed by the Surviving Corporation through the applicable payment date. Ms. Lang will receive a retention bonus of $1,263,474 in two equal installments on each of the first two anniversaries of the Acceptance Date so long as she remains employed by the Surviving Corporation through the applicable payment date. Mr. Reidy will receive a retention bonus of $1,105,611 in two equal installments on each of the first two anniversaries of the Acceptance Date so long as he remains employed by the Surviving Corporation through the applicable payment date. In addition, each of Mr. Kenny, Ms. Lang and Mr. Reidy have agreed (1) that the consummation of the transactions contemplated by the Merger and certain related events will not provide ‘‘good reason’’ for the termination of their respective employment agreements and (2) that instead of receiving any cash payments under their employment agreements that would otherwise be payable upon a future severence event, Mr. Kenny, Ms. Lang and Mr. Reidy will only be entitled to the remainder of their respective retention bonus amount in a single lump sum. Further, Mr. Cloutier’s employment agreement was amended with respect to restricted stock and certain technical amendments to comply with Section 409 of the Internal Revenue Code. This description of the amendment to Mr. Cloutier’s agreement is qualified in its entirety by reference to the amendment attached as Exhibit 10.2 hereto and incorporated herein by reference. The description of the letter agreements entered into by Digitas, certain of its subsidiaries and each of Ms. Lang and Mr. Reidy is qualified in its entirety by reference to the respective letter agreements attached as Exhibits 10.3 and 10.4 hereto and incorporated herein by reference.

Additionally, Mr. Kenny has agreed to cooperate in good faith to enter into a new employment agreement that will take effect upon the Acceptance Date and supersede his current employment agreement at such time, which new agreement will (1) provide for a three-year term of employment commencing on the Acceptance Date, (2) provide that Mr. Kenny will continue as Chief Executive Officer of the Surviving Corporation, serve on the ‘‘P12’’ committee of Publicis, and report directly to the Chairman of the Management Committee of Publicis, (3) provide that Mr. Kenny will be responsible for the interactive and digital strategy of Publicis and (4) provide for compensation and employee benefit terms that are (in the aggregate) at least as favorable to Mr. Kenny as the terms under which Mr. Kenny currently receive compensation and benefits. Also, subject to certain exceptions, Mr. Kenny has agreed not to exercise a portion of his vested options to purchase Shares prior to the Effective Time and not to sell or otherwise transfer more than a certain portion of the Publicis Shares that he owns for a designated period of time after the Effective Time. Finally, all of the restricted Shares owned by Mr. Kenny will vest and be free from restrictions on the Acceptance Date. The foregoing description of the letter agreement entered into among Digitas, Publicis and

Mr. Kenny is qualified in its entirety by reference to the letter agreement attached as Exhibit 10.1 hereto and incorporated herein by reference.

    Compensatory Plans

Pursuant to the Merger Agreement, at the Effective Time, all outstanding and unexercised stock options of Digitas (other than those stock options granted pursuant to Digitas’ 2005 Employee Stock Purchase Plan) will cease to represent a right to acquire shares of common stock of Digitas and will be converted automatically into an option to purchase a number of ordinary shares, nominal value Euro .40 per share, of Publicis (‘‘Publicis Shares’’) at a purchase price described in the Merger Agreement. Additionally, at the Effective Time, each unvested restricted Share issued as incentive compensation will be converted into a number of Publicis Shares (which will be subject to the same restrictions as were applicable to the restricted shares of common stock of Digitas from which they were converted) in accordance with the procedures set forth in the Merger Agreement.

Also pursuant to the Merger Agreement, Digitas’ 2005 Employee Stock Purchase Plan will, with respect to the current ‘‘offering period’’ thereunder, continue to be operated in accordance with its terms for the remainder of such period. As soon as practicable following December 20, 2006, Digitas has agreed to take all corporate actions as may be required to provide that with respect to the Digitas’ 2005 Employee Stock Purchase Plan, no ‘‘offering period’’ will be commenced following December 20, 2006.

On December 20, 2006, the Compensation Committee also resolved to suspend the 2005 Employee Stock Purchase Plan effective January 1, 2007, and that no offering shall commence under said Plan on or after that date, subject to the condition precedent that the Authorized Representatives enter into and execute the Merger Agreement.

Item 9.01.    Financial Statements and Exhibits.

Exhibits.

The following exhibits are attached with this Current Report on Form 8-K:

Exhibit 2.1	Agreement and Plan of Merger, dated as of December 20, 2006, by and between Publicis Groupe S.A., a société anonyme organized under the laws of the Republic of France, Pacific Acquisition Corp., a Delaware corporation and a wholly-owned subsidiary of Publicis and Digitas Inc., a Delaware corporation.*

Exhibit 10.1	Letter Agreement, dated as of December 20, 2006, among Digitas Inc., Publicis Groupe S.A. and David Kenny.

Exhibit 10.2	First Amendment to Employment Agreement, dated as of December 20, 2006, between Digitas Inc. and Ernest Cloutier.

Exhibit 10.3	Letter Agreement, dated as of December 20, 2006, among Digitas Inc., Digitas LLC and Laura Lang.

Exhibit 10.4	Letter Agreement, dated as of December 20, 2006, among Digitas Inc., Modem Media, Inc. and Martin Reidy.

*	Schedules and exhibits omitted pursuant to Item 601(b)(2) of Regulation S-K. Digitas agrees to furnish a supplemental copy of any omitted schedule to the SEC upon request.

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Digitas Inc.

Date: December 26, 2006	By: /s/ David W. Kenny
David W. Kenny Chairman of the Board & Chief Executive Officer

EXHIBIT INDEX

Exhibit 2.1	Agreement and Plan of Merger, dated as of December 20, 2006, by and between Publicis Groupe S.A., a société anonyme organized under the laws of the Republic of France, Pacific Acquisition Corp., a Delaware corporation and a wholly-owned subsidiary of Publicis and Digitas Inc., a Delaware corporation. *

Exhibit 10.1	Letter Agreement, dated as of December 20, 2006, among Digitas Inc., Publicis Groupe S.A. and David Kenny.

Exhibit 10.2	First Amendment to Employment Agreement, dated as of December 20, 2006, between Digitas Inc. and Ernest Cloutier.

Exhibit 10.3	Letter Agreement, dated as of December 20, 2006, among Digitas Inc., Digitas LLC and Laura Lang.

Exhibit 10.4	Letter Agreement, dated as of December 20, 2006, among Digitas Inc., Modem Media, Inc. and Martin Reidy.

*	Schedules and exhibits omitted pursuant to Item 601(b)(2) of Regulation S-K. Digitas agrees to furnish a supplemental copy of any omitted schedule to the SEC upon request.